Proxy Card

ATHENA CONSUMER ACQUISITION CORP.

442 5th Avenue
New York, NY 10018

NOTICE OF ADJOURNED SPECIAL MEETING OF WARRANT HOLDERS

TO BE HELD ON SEPTEMBER 28, 2023

P R O X Y

TO THE WARRANT HOLDERS OF ATHENA CONSUMER ACQUISITION CORP.

NOTICE IS HEREBY GIVEN that a special meeting (the "Warrant Holders Meeting") of the holders of the Public Warrants (as defined below) of Athena Consumer Acquisition Corp., a Delaware corporation ("Athena," "we," "us" or "our"), initially scheduled to be held at 10:30 a.m., Eastern time, on September 21, 2023, which Athena intends to convene and then adjourn, without conducting any business, will reconvene at 1:30 p.m., Eastern Time, on September 28, 2023, in virtual format. You are cordially invited to attend the Warrant Holders Meeting, which will be held for the following purposes:

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example **X**

ATHENA CONSUMER ACQUISITION CORP.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. **Proposal No. 1 — The Warrant Amendment Proposal —** to consider and vote upon an amendment to the public warrant agreement that governs all of Athena's outstanding Public Warrants (the "***Public Warrant Agreement***" and, the proposed amendment, the "***Warrant Amendment***"). The Warrant Amendment proposes to amend the Public Warrant Agreement to provide that, upon the closing of the transactions contemplated by the Business Combination Agreement (as defined in the accompanying proxy statement, such closing, the "***Closing***"), each of the then outstanding public warrants of Athena (such warrants being the warrants of Athena issued in Athena's initial public offering that was consummated on October 22, 2021 (the "***IPO***"), which entitle the holder thereof to purchase one share of Class A common stock, par value $0.0001 per share, of Athena (an "***Athena Class A Common Stock***"), at an exercise price of $11.50 per share (the "***Public Warrants***")) will, in connection with the Merger (as defined in the accompanying proxy statement), be canceled and exchanged for 0.175 ordinary shares, nominal value €0.12 per share, of Next.e.GO N.V. ("***TopCo***" and its ordinary shares, "***TopCo Shares***") (such TopCo Shares to be issued in exchange for the Public Warrants, the "***Warrant Shares***") per Athena Warrant, with any fractional entitlement being rounded down (the "***Warrant Exchange***" and such proposal, the "***Warrant Amendment Proposal***"), the substantive text of which is attached to the accompanying proxy statement/prospectus as Annex H; and

FOR	AGAINST	ABSTAIN
☐	☐	☐

2. **Proposal No. 2 — The Warrant Holders Adjournment Proposal —** to consider and vote upon a proposal to approve the adjournment of the Warrant Holders Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Warrant Holders Meeting, the Warrant Amendment Proposal would not be duly approved and adopted by the holders of the requisite amount of the then outstanding Public Warrants or we determine that one or more of the Closing conditions under the Business Combination Agreement is not satisfied or waived (the "***Warrant Holders Adjournment Proposal***" and, together with the Warrant Amendment Proposal, the "***Warrant Holder Proposals***").

FOR	AGAINST	ABSTAIN
☐	☐	☐

Dated: ________________________________, 2023

____
Signature

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(Signature if held Jointly)

Signature should agree with named printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign above. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should also submit powers of attorney.